Third Quarter Earnings Call October 29, 2020 Supplemental information

Forward-looking statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated October 28, 2020 (the “Q3 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2019, the Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q3 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of contents Q3 2020 summary.................................................................................................... 4-5 Year-over-year volume trends..................................................................................... 6-8 Inpatient rehabilitation segment.................................................................................. 9-10 Home health & hospice segment.................................................................................. 11-12 Consolidated Adjusted EBITDA..................................................................................... 13 Earnings per share................................................................................................... 14-15 Adjusted free cash flow............................................................................................ 16 Guidance and considerations for Q4 2020....................................................................... 17-18 Adjusted free cash flow assumptions............................................................................. 19 Uses of free cash flow.............................................................................................. 20 Appendix Map of locations..................................................................................................... 22 Expansion activity................................................................................................... 23 Clinical collaboration............................................................................................... 24 Personal protective equipment - utilization, cost and inventory............................................ 25 Pre-payment claims denials - inpatient rehabilitation segment............................................. 26 Overview of rollover shares and SARs............................................................................ 27 Debt maturity profile and schedule............................................................................... 28-29 New-store/same-store growth..................................................................................... 30-32 Payment sources (percent of revenues).......................................................................... 33 Inpatient rehabilitation operational and labor metrics........................................................ 34 Home health & hospice operational metrics.................................................................... 35 Share information................................................................................................... 36 Segment operating results......................................................................................... 37-39 Reconciliations to GAAP............................................................................................ 40-48 End notes............................................................................................................. 49-50 Encompass Health 3

Q3 2020 summary Q3 9 Months ($millions) 2020 2019 Growth 2020 2019 Growth Encompass Health Consolidated Net operating revenues $ 1,173.9 $ 1,161.6 1.1% $ 3,430.0 $ 3,420.6 0.3 % Adjusted EBITDA $ 230.2 $ 231.6 (0.6) % $ 620.4 $ 726.7 (14.6) % Inpatient Rehabilitation Segment Net operating revenues $ 899.4 $ 872.3 3.1% $ 2,633.1 $ 2,616.3 0.6 % Adjusted EBITDA $ 209.2 $ 210.6 (0.7) % $ 605.0 $ 674.5 (10.3) % Home Health and Hospice Segment Net operating revenues $ 274.5 $ 289.3 (5.1) % $ 796.9 $ 804.3 (0.9) % Adjusted EBITDA $ 51.8 $ 50.8 2.0% $ 107.8 $ 146.2 (26.3) % Major takeaways: u Inpatient rehabilitation segment Ÿ Discharges decreased 1.5%; same store decreased 2.8% Ÿ Net revenue per discharge increase of 5.4% u Home health and hospice segment Ÿ Home health admissions decreased 3.3%; same store decreased 4.6% Ÿ Revenue per episode decrease of 2.3% u Consolidated Adjusted EBITDA decreased $1.4 million, or 0.6%. u Adjusted EPS of $0.78 per diluted share decreased $0.15 per share, or 16.1% - see pages 14-15. u Adjusted free cash flow in Q3 2020 increased 13.2% to $124.1 million; year-to-date adjusted free cash flow of $366.9 million - see page 16. Encompass Health Reconciliations to GAAP provided on pages 40-48 4

Q3 2020 summary (continued) u Expansion activity (see page 23) Ÿ Announced plans to build inpatient rehabilitation hospitals in the following locations: ü Knoxville, Tennessee (total of 73 beds at two locations; in joint venture with Covenant Health) ü St. Augustine, Florida (40 beds) ü Lakeland, Florida (50 beds) ü Clermont, Florida (50 beds) ü Naples, Florida (50 beds) ü Cape Coral, Florida (40 beds) ü Jacksonville, Florida (50 beds) Ÿ Added 36 beds to existing hospitals (89 beds added year to date) u Balance sheet - See debt schedule and maturity profile on pages 28-29. Ÿ Approximately $964 million available under $1 billion revolving credit facility and $450 million of cash on balance sheet at quarter end Ÿ Leverage ratio of 4.2x at quarter end (net leverage = 3.6x) Ÿ Issued $400 million of 4.625% Senior Notes due 2031 in October 2020 ü Use proceeds plus approximately $300 million of cash on hand to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020 u Shareholder and other distributions Ÿ Paid quarterly cash dividend of $0.28 per share in July 2020 Ÿ Declared a $0.28 per share quarterly cash dividend in July 2020 (paid in October 2020) Ÿ Declared a $0.28 per share quarterly cash dividend in October 2020 (to be paid in January 2021) Encompass Health 5

Inpatient Rehabilitation – Patient Census Information . Beginning in mid-March 2020, patient census was impacted by the COVID-19 pandemic. 8,000 7,000 6,910 6,752 6,560 6,572 6,537 6,452 6,465 6,409 6,526 6,413 6,000 6,311 6,294 6,390 6,263 6,344 6,331 6,377 5,465 5,000 4,000 3,000 2,000 1,000 0 January February March April May June July August September 2019 2020 Encompass Health Patient census presented in this table represents the average daily census for the designated period. 6

Home Health - Starts of Episodes (Includes Starts of Care and Recertifications) . Beginning in mid-March 2020, starts of episodes were impacted by the COVID-19 pandemic. . The acquisition of Alacare anniversaried on July 1, 2020. . Home health starts of episodes decreased sequentially in August 2020 primarily due to the resurgence of COVID-19 cases and corresponding limitations on elective procedures in certain states. ü Florida and Texas represent approximately 40% of our home health revenue. 27,000 24,000 25,089 24,471 24,197 23,654 23,466 23,475 22,980 23,101 21,000 22,562 22,445 22,113 22,125 22,411 22,223 22,630 21,421 20,684 18,000 18,316 15,000 12,000 9,000 6,000 3,000 0 January February March April May June July August September 2019 2020 Encompass Health 7

Hospice - Admissions . Hospice admissions experienced an initial drop in March 2020 but rebounded quickly. . The acquisition of Alacare anniversaried on July 1, 2020. 1,200 1,147 1,145 1,116 1,092 1,093 1,000 1,035 1,008 1,001 979 977 915 906 800 810 803 789 806 765 729 600 400 200 0 January February March April May June July August September 2019 2020 Encompass Health 8

Inpatient rehabilitation segment - revenue

($millions)	Q3 2020	Q3 2019	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 883.2	$ 850.6	3.8%
Outpatient and other	16.2	21.7	(25.3%)
Total segment revenue	**$ 899.4**	**$ 872.3**	3.1%
(Actual Amounts)			
Discharges	45,962	46,669	(1.5%)
Same-store discharge growth			(2.8%)
Net patient revenue per discharge	$ 19,216	$ 18,226	5.4%
Revenue reserves related to bad debt as a percent of revenue	1.4 %	1.5 %	(10 basis points)

- **Inpatient revenue growth resulted from favorable pricing partially offset by decreased volumes.**
  - **New-store discharge growth of 1.3% resulted from joint ventures in Boise, ID (July 2019) and Coralville, IA (June 2020) and wholly owned hospitals in Katy, TX (September 2019), Murrieta, CA (February 2020) and Sioux Falls, SD (June 2020).**
  - **Growth in net patient revenue per discharge primarily resulted from a higher acuity patient mix and the temporary suspension of sequestration.**
- **The decrease in outpatient and other revenue resulted from the COVID-19 pandemic related suspension of hospital-based outpatient services in mid-March 2020 and the closure of certain hospital-based outpatient programs in 2019.**
- **Revenue reserves related to bad debt as a percent of revenue decreased to 1.4% as Medicare Administrative Contractors did not resume targeted probe and educate audits during the third quarter of 2020.**

Encompass Health 9

Inpatient rehabilitation segment - Adjusted EBITDA Q3 Q3 % of % of ($millions) 2020 Revenue 2019 Revenue Net operating revenues $ 899.4 $ 872.3 Operating expenses: Salaries and benefits (475.0) 52.8% (459.1) 52.6 % u Expenses as a percent of revenue Other operating expenses(a) (135.5) 15.1% (131.3) 15.1 % increased primarily due to the COVID-19 Supplies (45.3) 5.0% (37.0) 4.2 % pandemic. Occupancy costs (15.3) 1.7% (17.0) 1.9 % Hospital operating expenses (196.1) 21.8% (185.3) 21.2 % Other income(b)(c) 2.1 1.8 Equity in nonconsolidated affiliates 0.9 1.0 Noncontrolling interests (22.1) (20.1) Segment Adjusted EBITDA $ 209.2 $ 210.6 Percent change (0.7) % In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 7.5 $ 0.9 (b) Change in fair market value of equity securities $ (0.4) $ — (c) Gain on consolidation of Yuma(1) $ — $ (19.2) Reconciliations to GAAP provided on pages 40-48 Encompass Health 10 Refer to pages 49-50 for end notes.

Home health and hospice segment - revenue

($millions)		Q3 2020		Q3 2019	Favorable/ (Unfavorable)
Net operating revenues:					
Home health revenue	$	223.3	$	238.9	(6.5)%
Hospice revenue		51.2		50.4	1.6 %
Total segment revenue	**$**	**274.5**	**$**	**289.3**	(5.1)%
Home Health Metrics *(Actual Amounts)*					
Admissions		40,765		42,174	(3.3)%
Same-store admissions growth					(4.6)%
Episodes		68,261		72,016	(5.2)%
Same-store episode growth					(6.2)%
Revenue per episode	$	2,910	$	2,980	(2.3)%

- **Decreased volumes and pricing resulted in a decline in home health revenue.**
  - **New-store admissions growth primarily resulted from one acquired location in Virginia (Q1 2020) and one de novo location in Florida (Q2 2020).**
  - **Revenue per episode was negatively impacted by the implementation of the Patient Driven Groupings Model (PDGM), the effects of which were exacerbated by the COVID-19 pandemic.**
    - ✓ **The revenue per episode decrease of 2.3% was favorably impacted by the temporary suspension of sequestration and an increase in new episode starts late in the quarter.**
- **Hospice same-store admissions growth of 15.8% yielded a 1.6% increase in hospice revenue.**
  - **Hospice revenue growth was impacted by a decrease in length of stay resulting from a change in patient mix.**
    - ✓ **The percentage of our referrals from institutional settings increased while the percentage of referrals from senior living facilities decreased.**

Encompass Health 11

Home health and hospice segment - Adjusted EBITDA Q3 Q3 u % of % of All expense ratios in Q3 2020 ($millions) 2020 Revenue 2019 Revenue were impacted by a decrease Net operating revenues $ 274.5 $ 289.3 in revenues primarily related to the implementation of PDGM and the COVID-19 Cost of services sold (121.8) 44.4% (136.4) 47.1 % pandemic. Support and overhead costs(a) (100.7) 36.7% (99.6) 34.4 % u Cost of services decreased as a percent of revenue Operating expenses (222.5) 81.1% (236.0) 81.6 % primarily due to changes in the clinician compensation Equity in net income of nonconsolidated affiliates 0.1 0.2 structure implemented in Noncontrolling interests(b) (0.3) (2.7) May 2020. Segment Adjusted EBITDA $ 51.8 $ 50.8 u Support and overhead costs increased primarily due to Percent change 2.0 % an increase in sales force full-time equivalents and increased administrative In arriving at Adjusted EBITDA, the following were excluded: costs associated with the (a) Payroll taxes on SARs exercise $ — $ 0.8 implementation of PDGM and the Review Choice (b) SARs mark-to-market impact on noncontrolling interests (see page 27) $ — $ (0.9) Demonstration program. Encompass Health Reconciliations to GAAP provided on pages 40-48 12

Consolidated Adjusted EBITDA Consolidated Adjusted EBITDA for the quarter of $230.2 million u General and administrative expenses were flat as a percent of consolidated revenue. % of Consolidated % of Consolidated ($millions) Q3 2020 Revenue Q3 2019 Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 209.2 $ 210.6 Home health and hospice segment Adjusted EBITDA 51.8 50.8 General and administrative expenses* (30.8) 2.6% (29.8) 2.6% Consolidated Adjusted EBITDA $ 230.2 $ 231.6 Percentage change (0.6) % * General and administrative expenses in the above table exclude stock compensation of $8.3 million and $21.7 million for the third quarter of Encompass Health 2020 and 2019, respectively, as well as $1.0 million in transition costs for the third quarter of 2019. 13 Reconciliations to GAAP provided on pages 40-48

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q3 2020	Q3 2019	9 Months 2020	9 Months 2019
Adjusted EBITDA	$ 230.2	$ 231.6	$ 620.4	$ 726.7
Depreciation and amortization	(61.2)	(55.1)	(180.7)	(160.3)
Interest expense and amortization of debt discounts and fees	(49.0)	(40.3)	(138.0)	(115.2)
Stock-based compensation expense	(8.3)	(21.7)	(25.3)	(87.0)
Loss on disposal or impairment of assets	(7.5)	(0.9)	(10.6)	(3.3)
	104.2	113.6	265.8	360.9
Certain items non-indicative of ongoing operating performance:				
Loss on early extinguishment of debt[(2)]	—	—	—	(2.3)
Transaction costs	—	(1.0)	—	(2.0)
Gain on consolidation of former equity method location[(1)(3)]	—	19.2	2.2	19.2
SARs mark-to-market impact on noncontrolling interests (see page 27)	—	0.9	—	4.3
Change in fair market value of equity securities	0.4	—	0.3	1.2
Government, class action, and related settlements[(4)]	—	—	(2.8)	—
Payroll taxes on SARs exercise (see page 27)	—	(0.8)	(1.5)	(1.0)
Pre-tax income	104.6	131.9	264.0	380.3
Income tax expense	(26.9)	(34.3)	(65.8)	(88.6)
Income from continuing operations*	$ 77.7	$ 97.6	$ 198.2	$ 291.7
Diluted shares (see page 36)	99.9	99.4	99.7	99.5
Diluted earnings per share*	$ 0.78	$ 0.98	$ 1.99	$ 2.94

- The decrease in EPS primarily resulted from decreased Adjusted EBITDA, higher depreciation and amortization, higher interest expense, and a gain on the consolidation of Yuma Rehabilitation Hospital[(1)] in Q3 2019, offset by a decrease in stock-based compensation.
- Higher interest expense resulted from increased debt, including the funding of the Alacare acquisition on July 1, 2019 and purchase of the Home Health Holdings rollover shares and exercise of SARs (see page 27).
- Stock-based compensation decreased due to the final exercise of the Home Health Holdings SARs in Q1 2020 (see page 27).
- The lower effective tax rate in year-to-date 2019 primarily resulted from the deductible portion of settlements[(4)] and windfall tax benefits related to the vesting of share-based compensation.

Encompass Health

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 49-50 for end notes.

14

Adjusted earnings per share(5) Q3 9 Months 2020 2019 2020 2019 Earnings per share, as reported $ 0.78 $ 0.98 $ 1.99 $ 2.94 Adjustments, net of tax: Government, class action, and related settlements(4) — — 0.02 — Mark-to-market adjustment for stock compensation expense (see page 27) — 0.08 — 0.36 Transaction costs — 0.01 — 0.02 Income tax adjustments — — (0.05) (0.13) Loss on early extinguishment of debt(2) — — — 0.02 Change in fair market value of equity securities — — — (0.01) Gain on consolidation of former equity method location(1)(3) — (0.14) (0.02) (0.14) Payroll taxes on SARs exercise — 0.01 0.01 0.01 Adjusted earnings per share* $ 0.78 $ 0.93 $ 1.96 $ 3.05 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 45-48. Encompass Health 15 Refer to pages 49-50 for end notes.

2020 Adjusted free cash flow(6)



$379.6
($106.3)
$78.8
$(20.8)
$38.0
$(2.4)
$366.9
Adjusted free cash flow 9 Mos. 2019
Adjusted EBITDA
Working capital and other
Cash interest payments
Cash tax payments, net of refunds
Maintenance capital expenditures
Adjusted free cash flow 9 Mos. 2020

- Adjusted free cash flow was lower in the first nine months of 2020 than the first nine months of 2019 primarily due to a decrease in Adjusted EBITDA and increased cash interest payments partially offset by a decrease in working capital and lower payments for cash taxes.
  - Decreased working capital primarily resulted from the timing of and increase in payroll accruals.
    - ✓ Accrued payroll increased due to the award of additional PTO to employees during Q2 2020 in response to the COVID-19 pandemic, as well as the deferral of payroll taxes resulting from government relief efforts during the COVID-19 pandemic.
  - Cash payments for taxes decreased due to the overpayment of cash taxes in 2019, lower book income in 2020, additional bonus depreciation resulting from the CARES Act and the expected deduction for the exercise of 2020 SARs (see page 27).
  - Cash interest payments increased primarily due to the funding of the Alacare acquisition and the purchase of the Home Health Holdings rollover shares and exercise of SARs (see page 27).

Encompass Health
Reconciliations to GAAP provided on pages 40-48
Refer to pages 49-50 for end notes.
16

Guidance for Q4 2020 Q4 2019 Q4 2020 Actuals Guidance Net operating revenues Net operating revenues $1,184.4 million $1,150 million to $1,220 million Adjusted EBITDA(7) Adjusted EBITDA(7) $238.2 million $225 million to $240 million Adjusted earnings per share Adjusted earnings per share from continuing operations from continuing operations attributable to Encompass attributable to Encompass Health(5) Health(5) $0.85 $0.79 to $0.90 Encompass Health Refer to pages 49-50 for end notes. 17

Q4 2020 Guidance considerations

Adjusted EBITDA of $238.2 million in Q4 2019 was impacted by:	
(in millions)	
Self-insurance programs reserve adjustments	$7.0
Business interruption insurance recovery	2.5
Net impact to Q4 2019 Adjusted EBITDA	$9.5

Inpatient Rehabilitation

- Estimated increase in Medicare pricing of 2.3% (FY21 Medicare IRF Rule effective October 1, 2020)
- Outpatient revenue down 40% from Q4 2019 due to ongoing impact of the COVID-19 pandemic
- Salary increase of ~3%; benefits increase of ~20% (due to the expectation of increased claims activity and Q4 2019 favorable self-insurance reserve adjustments)
- Continued higher cost and utilization of personal protective equipment
- Revenue reserve related to bad debt of 1.4% to 1.6% of net operating revenues

Home Health and Hospice

- Estimated 2% to 3% net Medicare home health pricing decrease related to PDGM
- Estimated hospice pricing increase of 2.4% (FY21 Medicare Hospice Rule effective October 1, 2020)
- Salary increase of ~3%; benefits increase of 5% to 10%
- Continued higher cost and utilization of personal protective equipment
- Administrative costs related to expansion of Review Choice Demonstration program

Consolidated

- Increased interest expense (see page 19)
- Increased depreciation and amortization
- Diluted share count of ~100 million shares

Encompass Health 18

Adjusted free cash flow(6) assumptions Certain cash flow items 9 Months  2020 2019 (millions) 2020 Actuals Assumptions Actuals u Increased cash interest payments expected in 2020 due to new borrowings in 2019 to fund Cash interest payments (net of the acquisition of Alacare amortization of debt discounts $132.9 $170 to $180 $155.2 and the exercise of the home health rollover and fees) shares and SARs plus 2020 borrowings to fund the final tranche of rollover Cash payments for income shares and SARs (see page $30.2 $45 to $65 $104.1 27) taxes, net of refunds u Decreased cash payments for income taxes expected in 2020 due to Working capital and other ($17.1) ($25 to $5) $22.0 overpayments in 2019, lower book income in 2020, additional bonus depreciation resulting from the CARES Act and Maintenance CAPEX $107.5 $155 to $165 $167.1 the expected deduction for the exercise of 2020 SARs (see page 27) Adjusted free cash flow $366.9 $440 to $515 $516.5 Encompass Health Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-50 for end notes. 19

Uses of free cash flow 9 Months 2020 2020 2019 ($millions) Actuals Assumptions Actuals IRF bed expansions $33.2 $40 to $50 $39.8 New IRFs - De novos 97.2 180 to 190 114.2 Growth in core - Acquisitions — opportunistic — business - Replacement IRFs and other 27.4 35 to 45 83.1 Home health and hospice acquisitions (includes Alacare in 2019) 1.1 50 to 100 231.5 $158.9 $305 to $385 $468.6 Debt reduction Debt (borrowings) redemptions, net $(513.8) opportunistic $(548.2) Quarterly cash dividend currently set at $0.28 per common share Cash dividends on common stock 84.3 ~$112 108.7 Shareholder Purchase of Home Health Holdings and other rollover shares and exercise of SARs distributions (see page 27) 262.9 262.9 231.4 Common stock repurchases 4.9 opportunistic 45.9 ~$199 million authorization remaining as of September 30, 2020(8) Encompass Health See the debt schedule on page 29. Refer to pages 49-50 for end notes. 20

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

89 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of September 30, 2020**

- Inpatient rehabilitation hospitals ("IRFs")
- Home health locations
- Hospice locations
- 17 Future IRFs**

39 States and Puerto Rico ~42,700 employees

Inpatient rehabilitation - 09/30/20	
136	IRFs (49 are joint ventures)
35	States and Puerto Rico
~31,400	Employees
23 %	of licensed beds†
31 %	of Medicare patients served†
Key statistics - trailing 4 quarters	
~183,300	Inpatient discharges
~$3.5	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 09/30/20	
242	Home health locations
83	Hospice locations
31	States
~11,300	Employees
Key statistics - trailing 4 quarters	
~159,900	Home health admissions
~12,400	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Future IRFs - Previously announced under development as of September 30, 2020

† Based on 2017 and 2018 data

Note: One of the 242 home health locations is nonconsolidated. This location is accounted for using the equity method of accounting.

Encompass Health 22

Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development

		# of New Beds		
		2020	2021	2022
	De novo:			
	Murrieta, CA	50	—	—
	Sioux Falls, SD	40	—	—
1	Toledo, OH	40		—
2	Cumming, GA	—	50	—
3	North Tampa, FL	—	50	—
4	Stockbridge, GA	—	50	—
5	Greenville, SC	—	40	—
6	Pensacola, FL	—	40	—
7	Shreveport, LA	—	40	—
8	Waco, TX	—	40	—
9	Libertyville, IL	—	—	60
10	St. Augustine, FL	—	—	40
11	Lakeland, FL	—	—	50
12	Clermont, FL	—	—	50
13	Naples, FL	—	—	50
14	Cape Coral, FL	—	—	40
15	Jacksonville, FL	—	—	50
	Joint ventures:			
	Coralville, IA	40	—	—
16	San Angelo, TX	—	40	—
17	Knoxville, TN	—	—	73
	Bed expansions, net*	~120	~100	~100
		~290	~450	~513

Certain development projects may be delayed due to the COVID-19 pandemic.

Q3 2020 expansion activity highlights:

- Announced plans to build inpatient rehabilitation hospitals in the following locations:
  - ✓ Knoxville, Tennessee (total of 73 beds at two locations; in joint venture with Covenant Health)
  - ✓ St. Augustine, Florida (40 beds)
  - ✓ Lakeland, Florida (50 beds)
  - ✓ Clermont, Florida (50 beds)
  - ✓ Naples, Florida (50 beds)
  - ✓ Cape Coral, Florida (40 beds)
  - ✓ Jacksonville, Florida (50 beds)
- Added 36 beds to existing hospitals

Home Health and Hospice Locations

	# of Locations
December 31, 2019	328
Acquisitions	1
Opening of new locations	2
Merging of locations	(6)
September 30, 2020	325

2 New states

17 Previously announced IRF development projects underway

* Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2021 and 2022, the currently expected range for bed expansions is 100 to 150.

Encompass Health 23

The Company continues to improve the patient experience and outcomes through integrated care delivery.

- **The lower clinical collaboration rate for YTD 2020 was driven by a higher mix of Medicare Advantage patients (see page 33).**
  - Medicare fee-for-service clinical collaboration rate increased 50 bps from 43.0% in YTD 2019 to 43.5% in YTD 2020.
  - Medicare Advantage clinical collaboration rate increased 300 bps from 13.0% in YTD 2019 to 16.0% in YTD 2020.

- **Clinical collaboration objectives:**
  - Improve patient experience and outcomes
  - Reduce total cost of care across a post-acute episode
- Coordination between our IRFs and HH teams is resulting in lower discharges to SNFs and higher discharges home.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*



Clinical Collaboration Rate
18.5%
8,555
37,671
71
25.4%
13,800
40,637
72
29.5%
17,947
42,950
76
34.0%
21,547
41,858
81
35.6%
24,560
44,479
89
33.3%
18,765
37,578
89
2015
2016
2017
2018
2019
YTD 2020
Encompass Health IRF discharges to:
EHC Home Health
Non-EHC Home Health
Overlap Markets*

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 24

Personal Protective Equipment (PPE) – Utilization, Cost and Inventory

Increased PPE Utilization due to COVID-19

- Utilization of PPE has increased as a result of new infection control policies in response to the COVID-19 pandemic, including mandatory masking for employees and patients.

Impact on Pricing

- As the pandemic spread, our demand for PPE increased beyond the capacity of our primary suppliers. We have diversified sourcing to secondary vendors, generally at significantly higher prices. Average pricing for masks and gowns have increased 12x and 6x, respectively, during the pandemic.
- We have implemented a multi-tier approach to obtaining necessary PPE that includes maximizing the allocated inventory from our primary suppliers (at a lower contractual price) and contracting with multiple secondary suppliers to source clinically-approved, price-protected products which are distributed through our centralized warehouses.

INPATIENT REHABILITATION

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	130,000	947,000	$ 10,400	$ 951,000	3.9
RESPIRATORS	5,000	59,000	$ 2,200	$ 211,000	3.0
GOWNS	137,500	294,000	$ 45,375	$ 625,000	4.2
**GLOVES	9,500,000	10,597,000	$ 350,000	$ 658,000	-
Total PPE			**$ 407,975**	**$ 2,445,000**	

HOME HEALTH AND HOSPICE

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	-	154,000	-	$ 125,000	3.9
RESPIRATORS	-	39,000	-	$ 147,000	6.5
GOWNS	-	55,000	-	$ 141,000	6.2
GLOVES	1,735,400	2,964,000	$ 58,657	$ 96,000	1.0
Total PPE			**$ 58,657**	**$ 509,000**	

*April through September 2020
** Purchases made in October are expected to provide 2 to 3 months of glove inventory in Q4.

Encompass Health

25

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- After years of delay in processing appeals, ALJs recently increased the frequency of hearings and the number of claims set at each hearing. Notwithstanding the recent acceleration, Encompass Health still has over 8,500 claims in the backlog, including claims from up to 10 years ago.
- Since 2018, CMS has replaced the "widespread probes" with the Targeted Probe and Educate ("TPE") initiative.*
- Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including TPE and current post-payment reviews, allowing reviews for potential fraud. CMS authorized its contractors to resume reviews as of Aug. 3, 2020.

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

	Impact to Income Statement			
Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
	(In Millions)			
Q3 2020	$(0.6)	$(6.3)	$–	$–
Q2 2020	(1.5)	(3.5)	–	–
Q1 2020	4.2	(5.0)	1.3	–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–

Impact to Balance Sheet	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2018
	(In Millions)		
Pre-payment claims denials	$ 135.3	$ 155.3	$ 158.1
Recorded reserves	(40.6)	(46.6)	(47.4)
Net accounts receivable from pre-payment claims denials	**$ 94.7**	**$ 108.7**	**$ 110.7**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health 26

Overview of rollover shares and SARs previously held by members of the home health and hospice management

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling approximately $385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needed cash (e.g., acquisitions, capex, etc.), such amounts were added to the principal amount of the original note and subsequent new notes. Cash generated from the operations of Home Health Holdings has been used to pay interest and a portion of the principal on the notes.


Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs was determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
Activity	In Feb. 2018, July 2019, and Jan. 2020, holders exercised their rights to sell Rollover Shares to EHC. EHC settled the exercises upon payment of approximately $65 million, approximately $163 million, and approximately $162 million in Q1 2018, Q3 2019 and Q1 2020, respectively. After the approximate $162 million payment was made in February 2020, only $46 million of the rollover shares remained outstanding, or approximately 1.2% of Home Health Holdings.
	In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million.
	On Feb. 20, 2020, the Company and each of April Anthony and Luke James agreed to exchange the remaining rollover shares (approximately $45 million and $1 million, respectively) for an equal value of shares of EHC. The exchange settled in March 2020.

Encompass Health 27

Debt maturity profile - face value Pro forma as of September 30, 2020*(9) ($ in millions) Callable beginning $964 Callable beginning February 2023(10) Available February 2025(10) $0 Drawn + $36 reserved Callable beginning for LCs Revolver April 2026(9) capacity Callable beginning September 2020 $800 $800 Callable beginning Senior Senior March 2018 Notes Notes 4.5% 4.75% $400 $300 $350 Senior Senior $255 Senior Notes Notes Term Notes 4.625% 5.125% Revolver Loans 5.75% 2020 2022 2023 2024 2024 2025 2026 2027 2028 2029 2030 2031 In October 2020, the Company issued $400 million of 2031 No significant debt senior notes; will use proceeds plus $300 million of maturities prior to 2023 available cash to redeem all $700 million of 2024 senior notes on November 1, 2020(9). * This chart does not include ~$372 million of finance lease obligations or ~$40 million of other notes payable. Encompass Health See the debt schedule on page 29; Refer to pages 49-50 for end notes. 28

Debt schedule Pro forma Change in September 30, September 30, December 31, Debt vs. (9) ($millions) 2020 2020 2019 YE 2019 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ — $ — $ 45.0 $ (45.0) Term loan facility, November 2024 - LIBOR +150bps 254.8 254.8 265.2 (10.4) Bonds Payable: 5.125% Senior Notes due 2023 297.9 297.9 297.3 0.6 5.75% Senior Notes due 2024(2)(9) — 697.7 697.3 0.4 5.75% Senior Notes due 2025 346.1 346.1 345.6 0.5 4.50% Senior Notes due 2028(10) 784.6 784.6 491.7 292.9 4.75% Senior Notes due 2030(10) 782.8 782.8 491.7 291.1 4.625% Senior Notes due 2031(9) 400.0 — — — Other notes payable 40.2 40.2 44.7 (4.5) Finance lease obligations 372.3 372.3 384.1 (11.8) Long-term debt $ 3,278.7 $ 3,576.4 $ 3,062.6 $ 513.8 Debt to Adjusted EBITDA 3.8 x 4.2 x 3.2 x Leverage net of cash on balance sheet 3.6 x 3.6 x 3.1 x Encompass Health Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-50 for end notes. 29

New-store/same-store growth Inpatient Rehabilitation (1) Shelby County, AL (34 beds) Yuma, AZ (51 beds) Bluffton, SC (38 beds) Boise, ID (40 beds) Katy, TX (40 beds) Murrells Inlet, SC Sioux Falls, SD (40 beds) 15.0 Pearland, TX (29 beds) Lubbock, TX (40 beds) (40 beds) Coralville, IA (40 beds) 10.0 Winston-Salem, NC Murrieta, CA (68 beds) (50 beds) 5.0 0.0 -5.0 -10.0 -15.0 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Discharges Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 New store 2.0% 1.9% 1.6% 1.0% 1.7% 1.3% 1.5% 2.4% 2.0% 2.3% 2.1% 1.3% Same store* 3.9% 4.8% 3.6% 2.0% 1.9% (0.2)% 2.2% 3.1% 3.2% 2.4% (12.8)% (2.8)% Total by qtr. 5.9% 6.7% 5.2% 3.0% 3.6% 1.1% 3.7% 5.5% 5.2% 4.7% (10.7)% (1.5)% Total by year 4.0% 4.6% 3.9% Same-store year* 1.8% 2.8% 1.8% Same-store year UDS(11) (0.5)% 1.1% 1.3% Beginning in mid-March 2020, volume growth was impacted by the COVID-19 pandemic. * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 49-50 for end notes. 30

New-store/same-store growth Home Health Acquired Alacare Home Health & Hospice (23 home health locations in Alabama) 30.0 Acquired Camellia Healthcare in July 2019 (14 home health locations in 3 states) in May 2018 20.0 10.0 0.0 -10.0 -20.0 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Admissions Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 New store 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% 11.7% 9.4% 1.3% Same store* 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% 0.2% (17.3)% (4.6)% Total by quarter 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% 11.9% (7.9)% (3.3)% Total by year 17.0% 10.0% 16.3% Same-store year* 11.4% 5.6% 7.7% u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. u In 2020, the Company acquired or opened two home health locations and consolidated one former equity method location(3). Beginning in mid-March 2020, volume growth was impacted by the COVID-19 pandemic. * Includes consolidated home health agencies classified as same store during each period Encompass Health Refer to pages 49-50 for end notes. 31

New-store/same-store growth Hospice Acquired Camellia Healthcare (18 hospice locations in 3 states) Acquired Alacare Home Health & Hospice 70.0 in May 2018 (23 hospice locations in Alabama) in July 2019 60.0 50.0 40.0 30.0 20.0 10.0 0.0 -10.0 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Admissions Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 New store 8.8% 4.4% 26.1% 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% 30.9% 30.6% 0.5% Same store* 27.2% 36.8% 35.2% 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% (5.3)% 6.7% 15.8% Total by quarter 36.0% 41.2% 61.3% 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% 25.6% 37.3% 16.3% Total by year 45.9% 53.5% 39.8% Same-store year* 20.9% 24.6% 12.2% u In 2017, the Company acquired or opened 2 hospice locations. u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. u In 2020, the Company opened one hospice location. Encompass Health * Includes consolidated hospice agencies classified as same store during each period 32

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q3 Q3 Q3 9 Months Full Year 2020 2019 2020 2019 2020 2019 2020 2019 2019 Medicare 65.8% 71.5% 83.3% 85.8% 69.9% 75.3% 69.8% 75.3% 75.1 % Medicare Advantage 15.7% 10.9% 10.8% 8.7% 14.5% 10.3% 14.8% 10.3% 10.6 % Managed care 10.7% 10.0% 4.5% 3.6% 9.2% 8.4% 9.0% 8.3% 8.3 % Medicaid 4.3% 3.2% 1.2% 1.7% 3.6% 2.8% 3.4% 2.8% 2.8 % Other third-party payors 1.2% 1.4% — % — % 0.9% 1.0% 0.9% 1.0% 0.9 % Workers’ compensation 0.5% 0.8% 0.1% 0.1% 0.4% 0.6% 0.5% 0.7% 0.7 % Patients 0.6% 0.7% 0.1% — % 0.5% 0.5% 0.5% 0.5% 0.5 % Other income 1.2% 1.5% — % 0.1% 1.0% 1.1% 1.1% 1.1% 1.1 % Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0 % Growth in Medicare Advantage as a percent of revenue within the inpatient rehabilitation segment for Q3 and year-to- date 2020 resulted in part from suspension of prior authorization requirements. Encompass Health 33

Inpatient rehabilitation operational and labor metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2020 2020 2020 2019 2019 2019 2019 2019 (In Millions) Net patient revenue-inpatient $ 883.2 $ 808.0 $ 890.0 $ 873.5 $ 850.6 $ 851.8 $ 847.6 $ 3,423.5 Net patient revenue-outpatient and other revenues 16.2 16.5 19.2 23.2 21.7 22.1 22.5 89.5 Net operating revenues $ 899.4 $ 824.5 $ 909.2 $ 896.7 $ 872.3 $ 873.9 $ 870.1 $ 3,513.0 (Actual Amounts) Discharges(12) 45,962 41,682 47,750 47,885 46,669 46,679 45,609 186,842 Net patient revenue per discharge $ 19,216 $ 19,385 $ 18,639 $ 18,242 $ 18,226 $ 18,248 $ 18,584 $ 18,323 Outpatient visits 51,968 15,760 69,743 82,536 86,395 104,566 102,028 375,525 Average length of stay 13.0 13.2 12.7 12.4 12.6 12.5 12.8 12.6 Occupancy % 68.8% 64.5% 71.3% 70.0% 69.2% 70.6% 72.3% 69.5% # of licensed beds 9,437 9,401 9,322 9,249 9,219 9,062 8,941 9,249 Occupied beds 6,493 6,064 6,647 6,474 6,380 6,398 6,464 6,428 Full-time equivalents (FTEs)(13) 22,147 20,809 22,318 22,096 22,037 21,570 21,345 21,762 Contract labor 176 116 161 159 187 227 246 205 Total FTE and contract labor 22,323 20,925 22,479 22,255 22,224 21,797 21,591 21,967 EPOB(14) 3.44 3.45 3.38 3.44 3.48 3.41 3.34 3.42 Encompass Health Refer to pages 49-50 for end notes. 34

Home health and hospice operational metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2020 2020 2020 2019 2019 2019 2019 2019 (In Millions) Net home health revenue $ 223.3 $ 201.8 $ 224.8 $ 236.9 $ 238.9 $ 222.7 $ 219.5 $ 918.0 Net hospice revenue 51.2 47.8 48.0 50.8 50.4 38.4 34.4 174.0 Net operating revenues $ 274.5 $ 249.6 $ 272.8 $ 287.7 $ 289.3 $ 261.1 $ 253.9 $ 1,092.0 Home Health: (Actual Amounts) Admissions(15) 40,765 34,841 42,476 41,781 42,174 37,828 37,944 159,727 Recertifications 29,830 28,328 26,553 29,460 30,213 28,129 28,282 116,084 Episodes 68,261 60,154 68,652 73,055 72,016 66,881 63,626 275,578 Average revenue per episode $ 2,910 $ 2,920 $ 2,909 $ 2,901 $ 2,980 $ 2,959 $ 3,057 $ 2,972 Episodic visits per episode 16.4 17.4 16.3 16.4 17.3 17.1 17.7 17.1 Total visits 1,300,866 1,250,546 1,306,230 1,372,326 1,425,323 1,325,362 1,308,610 5,431,621 Cost per visit $ 75 $ 89 $ 81 $ 79 $ 78 $ 76 $ 75 $ 77 Hospice: Admissions(16) 3,354 3,190 2,986 2,866 2,884 2,324 2,378 10,452 Patient days 346,019 336,507 334,545 345,855 353,549 259,501 239,022 1,197,927 Average daily census 3,761 3,698 3,676 3,759 3,843 2,852 2,656 3,282 Revenue per day $ 148 $ 142 $ 144 $ 147 $ 142 $ 148 $ 144 $ 145 Encompass Health Refer to pages 49-50 for end notes. 35

Share information Weighted Average for the Period Q3 9 Months Full Year (In Millions) 2020 2019 2020 2019 2019 2018 2017 Basic shares outstanding(17) 98.7 97.8 98.5 98.1 98.0 97.9 93.7 Convertible senior subordinated notes(17) — — — — — — 4.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.2 1.6 1.2 1.4 1.4 1.9 1.6 Diluted shares outstanding 99.9 99.4 99.7 99.5 99.4 99.8 99.3 End of Period Q3 9 Months Full Year (In Millions) 2020 2019 2020 2019 2019 2018 2017 Basic shares outstanding 99.4 98.6 99.4 98.6 98.6 98.9 98.3 Encompass Health Refer to pages 49-50 for end notes. 36

Segment operating results

(In Millions)	Q3 2020 IRF	Q3 2020 Home Health and Hospice	Q3 2020 Reclasses	Q3 2020 Consolidated	Q3 2019 IRF	Q3 2019 Home Health and Hospice	Q3 2019 Reclasses	Q3 2019 Consolidated
Net operating revenues	$ 899.4	$ 274.5	$ —	$ 1,173.9	$ 872.3	$ 289.3	$ —	$ 1,161.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(475.0)	—	(189.9)	(664.9)	(459.1)	—	(200.9)	(660.0)
Other operating expenses[(a)]	(135.5)	—	(20.4)	(155.9)	(131.3)	—	(24.4)	(155.7)
Supplies	(45.3)	—	(7.2)	(52.5)	(37.0)	—	(5.9)	(42.9)
Occupancy costs	(15.3)	—	(5.0)	(20.3)	(17.0)	—	(4.8)	(21.8)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(121.8)	121.8	—	—	(136.4)	136.4	—
Support and overhead costs[(b)]	—	(100.7)	100.7	—	—	(99.6)	99.6	—
	(671.1)	(222.5)	—	(893.6)	(644.4)	(236.0)	—	(880.4)
Other income[(c)(d)]	2.1	—	—	2.1	1.8	—	—	1.8
Equity in net income of nonconsolidated affiliates	0.9	0.1	—	1.0	1.0	0.2	—	1.2
Noncontrolling interests[(e)]	(22.1)	(0.3)	—	(22.4)	(20.1)	(2.7)	—	(22.8)
Segment Adjusted EBITDA	**$ 209.2**	**$ 51.8**	**$ —**	**261.0**	**$ 210.6**	**$ 50.8**	**$ —**	**261.4**
General and administrative expenses[(f)(g)]				(30.8)				(29.8)
Adjusted EBITDA				**$ 230.2**				**$ 231.6**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss on disposal or impairment of assets	$ 7.5	$ —	$ —	$ 7.5	$ 0.9	$ —	$ —	$ 0.9
(b) Payroll taxes on SARs exercise	$ —	$ —	$ —	$ —	$ —	$ 0.8	$ —	$ 0.8
(c) Change in fair market value of equity securities	$ (0.4)	$ —	$ —	$ (0.4)	$ —	$ —	$ —	$ —
(d) Gain on consolidation of Yuma[(1)]	$ —	$ —	$ —	$ —	$ (19.2)	$ —	$ —	$ (19.2)
(e) SARs mark-to-market impact on noncontrolling interests (see page 27)	$ —	$ —	$ —	$ —	$ —	$ (0.9)	$ —	$ (0.9)
(f) Stock-based compensation	$ —	$ —	$ —	$ 8.3	$ —	$ —	$ —	$ 21.7
(g) Transaction costs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-50 for end notes.

37

Segment operating results

(In Millions)	Nine Months Ended September 30, 2020 IRF	Home Health and Hospice	Reclasses	Consolidated	Nine Months Ended September 30, 2019 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 2,633.1	$ 796.9	$ —	$ 3,430.0	$ 2,616.3	$ 804.3	$ —	$ 3,420.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,408.7)	—	(585.7)	(1,994.4)	(1,347.7)	—	(555.8)	(1,903.5)
Other operating expenses[a]	(394.5)	—	(66.2)	(460.7)	(386.1)	—	(67.1)	(453.2)
Supplies	(126.9)	—	(21.9)	(148.8)	(109.3)	—	(15.4)	(124.7)
Occupancy costs	(46.0)	—	(14.8)	(60.8)	(49.1)	—	(12.6)	(61.7)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(389.4)	389.4	—	—	(372.8)	372.8	—
Support and overhead costs[b]	—	(299.2)	299.2	—	—	(278.1)	278.1	—
	(1,976.1)	(688.6)	—	(2,664.7)	(1,892.2)	(650.9)	—	(2,543.1)
Other income[c][d]	3.9	—	—	3.9	6.5	—	—	6.5
Equity in net income of nonconsolidated affiliates	2.1	0.4	—	2.5	4.5	1.0	—	5.5
Noncontrolling interests[e]	(58.0)	(0.9)	—	(58.9)	(60.6)	(8.2)	—	(68.8)
Segment Adjusted EBITDA	**$ 605.0**	**$ 107.8**	**$ —**	**712.8**	**$ 674.5**	**$ 146.2**	**$ —**	**820.7**
General and administrative expenses[f][g]				(92.4)				(94.0)
Adjusted EBITDA				**$ 620.4**				**$ 726.7**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 9.4	$ 1.2	$ —	$ 10.6	$ 3.4	$ (0.1)	$ —	$ 3.3
(b) Payroll taxes on SARs exercise	$ —	$ 1.5	$ —	$ 1.5	$ —	$ 1.0	$ —	$ 1.0
(c) Change in fair market value of equity securities	$ (0.3)	$ —	$ —	$ (0.3)	$ (1.2)	$ —	$ —	$ (1.2)
(d) Gain on consolidation of former equity method location[1][3]	$ —	$ (2.2)	$ —	$ (2.2)	$ (19.2)	$ —	$ —	$ (19.2)
(e) SARs mark-to-market impact on noncontrolling interests (see p. 27)	$ —	$ —	$ —	$ —	$ —	$ (4.3)	$ —	$ (4.3)
(f) Stock-based compensation	$ —	$ —	$ —	$ 25.3	$ —	$ —	$ —	$ 87.0
(g) Transaction costs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 2.0

Encompass Health

Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-50 for end notes.

38

Segment operating results Year Ended December 31, 2019 Home Health and (In Millions) IRF Hospice Reclasses Consolidated Net operating revenues $ 3,513.0 $ 1,092.0 $ — $ 4,605.0 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,813.1) — (758.9) (2,572.0) Other operating expenses(a) (521.9) — (90.6) (612.5) Supplies (147.0) — (20.9) (167.9) Occupancy costs (64.8) — (17.5) (82.3) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (506.2) 506.2 — Support and overhead costs(b) — (381.7) 381.7 — (2,546.8) (887.9) — (3,434.7) Other income(c)(d) 10.5 — — 10.5 Equity in net income of nonconsolidated affiliates 5.5 1.2 — 6.7 Noncontrolling interests(e) (82.6) (9.5) — (92.1) Segment Adjusted EBITDA $ 899.6 $ 195.8 $ — 1,095.4 General and administrative expenses(f)(g) (130.5) Adjusted EBITDA $ 964.9 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal of assets $ 11.2 $ (0.1) $ — $ 11.1 (b) Payroll taxes on SARs exercise $ — $ 1.0 $ — $ 1.0 (c) Change in fair market value of equity securities $ (0.8) $ — $ — $ (0.8) (d) Gain on consolidation of Yuma(1) $ (19.2) $ — $ — $ (19.2) (e) SARs mark-to-market impact on noncontrolling interests (see page 27) $ — $ (5.0) $ — $ (5.0) (f) Stock-based compensation $ — $ — $ — $ 114.4 (g) Transaction costs $ — $ — $ — $ 2.1 Encompass Health Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-50 for end notes. 39

Reconciliation of net income to Adjusted EBITDA[7]

	2020							
	Q1		Q2		Q3		9 Months	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 108.7		$ 48.3		$ 100.1		$ 257.1	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		(0.1)		—		—	
Net income attributable to noncontrolling interests	(21.7)		(14.8)		(22.4)		(58.9)	
Income from continuing operations attributable to Encompass Health*	87.1	$ 0.87	33.4	$ 0.34	77.7	$ 0.78	198.2	$ 1.99
Government, class action, and related settlements	2.8		—		—		2.8	
Provision for income tax expense	27.1		11.8		26.9		65.8	
Interest expense and amortization of debt discounts and fees	43.2		45.8		49.0		138.0	
Depreciation and amortization	58.8		60.7		61.2		180.7	
Loss on disposal or impairment of assets	0.1		3.0		7.5		10.6	
Stock-based compensation expense	7.1		9.9		8.3		25.3	
Gain on consolidation of Treasure Coast[3]	(2.2)		—		—		(2.2)	
Change in fair market value of equity securities	2.5		(2.4)		(0.4)		(0.3)	
Payroll taxes on SARs exercise	1.5		—		—		1.5	
Adjusted EBITDA	$ 228.0		$ 162.2		$ 230.2		$ 620.4	
Weighted average common shares outstanding:								
Basic		98.2		98.7		98.7		98.5
Diluted		99.6		99.9		99.9		99.7

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 49-50 for end notes.

40

Reconciliation of net income to Adjusted EBITDA[7]

	2019									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 90.2		$ 445.8	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(22.6)		(87.1)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	$ 0.98	67.6	$ 0.68	359.3	$ 3.62
Provision for income tax expense	30.8		23.5		34.3		27.3		115.9	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		44.5		159.7	
Depreciation and amortization	52.5		52.7		55.1		58.4		218.7	
Loss on early extinguishment of debt	—		2.3		—		5.4		7.7	
Loss on disposal of assets	1.1		1.3		0.9		7.8		11.1	
Stock-based compensation expense	19.4		45.9		21.7		27.4		114.4	
Transaction costs	0.6		0.4		1.0		0.1		2.1	
Gain on consolidation of Yuma[1]	—		—		(19.2)		—		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 27)	(0.8)		(2.6)		(0.9)		(0.7)		(5.0)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		0.4		(0.8)	
Payroll taxes on SARs exercise	0.2		—		0.8		—		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 238.2		$ 964.9	
Weighted average common shares outstanding:										
Basic		98.4		98.0		97.8		97.8		98.0
Diluted		99.7		99.3		99.4		99.5		99.4

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 49-50 for end notes.

Encompass Health 41

Net cash provided by operating activities reconciled to Adjusted EBITDA(7) Q3 9 Months Full Year (In Millions) 2020 2019 2020 2019 2019 Net cash provided by operating activities $ 173.4 $ 114.4 $ 425.0 $ 419.7 $ 635.3 Interest expense and amortization of debt discounts and fees 49.0 40.3 138.0 115.2 159.7 Equity in net income of nonconsolidated affiliates 1.0 1.2 2.5 5.5 6.7 Net income attributable to noncontrolling interests in continuing operations (22.4) (21.9) (58.9) (64.5) (87.1) Amortization of debt-related items (2.0) (1.1) (5.1) (3.1) (4.5) Distributions from nonconsolidated affiliates (0.8) (0.2) (2.8) (4.8) (6.6) Current portion of income tax expense 23.5 14.1 71.5 67.8 75.9 Change in assets and liabilities 7.2 83.7 47.7 185.4 180.1 Cash used in operating activities of discontinued operations 0.1 0.1 0.2 4.6 4.4 Transaction costs — 1.0 — 2.0 2.1 Payroll taxes on SARs exercise — 0.8 1.5 1.0 1.0 SARs mark-to-market impact on noncontrolling interests (see page 27) — (0.9) — (4.3) (5.0) Change in fair market value of equity securities (0.4) — (0.3) (1.2) (0.8) Other 1.6 0.1 1.1 3.4 3.7 Adjusted EBITDA $ 230.2 $ 231.6 $ 620.4 $ 726.7 $ 964.9 Encompass Health Refer to pages 49-50 for end notes. 42

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Nine Months Ended Year Ended September 30, September 30, December 31, 2020 2019 2020 2019 2019 (In Millions) Total segment Adjusted EBITDA $ 261.0 $ 261.4 $ 712.8 $ 820.7 $ 1,095.4 General and administrative expenses (39.1) (52.5) (117.7) (183.0) (247.0) Depreciation and amortization (61.2) (55.1) (180.7) (160.3) (218.7) Loss on disposal or impairment of assets (7.5) (0.9) (10.6) (3.3) (11.1) Government, class action, and related settlements(4) — — (2.8) — — Loss on early extinguishment of debt(2)(10) — — — (2.3) (7.7) Interest expense and amortization of debt discounts and fees (49.0) (40.3) (138.0) (115.2) (159.7) Net income attributable to noncontrolling interests 22.4 21.9 58.9 64.5 87.1 SARs mark-to-market impact on noncontrolling interests (see page 27) — 0.9 — 4.3 5.0 Change in fair market value of equity securities 0.4 — 0.3 1.2 0.8 Gain on consolidation of former equity method location(1)(3) — 19.2 2.2 19.2 19.2 Payroll taxes on SARs exercise — (0.8) (1.5) (1.0) (1.0) Income from continuing operations before income tax expense $ 127.0 $ 153.8 $ 322.9 $ 444.8 $ 562.3 Encompass Health Refer to pages 49-50 for end notes. 43

Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q3 9 Months Full Year (In Millions) 2020 2019 2020 2019 2019 Net cash provided by operating activities $ 173.4 $ 114.4 $ 425.0 $ 419.7 $ 635.3 Impact of discontinued operations 0.1 0.1 0.2 4.6 4.4 Net cash provided by operating activities of continuing operations 173.5 114.5 425.2 424.3 639.7 Capital expenditures for maintenance (34.0) (41.0) (107.5) (105.1) (167.1) Distributions paid to noncontrolling interests of consolidated affiliates (15.4) (21.1) (52.9) (57.6) (79.8) Items non-indicative of ongoing operating performance: Cash paid for SARs exercise (inclusive of payroll taxes) — 56.2 102.1 69.6 69.6 Transaction costs and related assumed liabilities — 1.0 — 2.0 2.1 Cash paid for government, class action, and related settlements — — — 46.4 52.0 Adjusted free cash flow $ 124.1 $ 109.6 $ 366.9 $ 379.6 $ 516.5 Cash dividends on common stock $ 27.6 $ 26.4 $ 84.3 $ 81.3 $ 108.7 Encompass Health Refer to pages 49-50 for end notes. 44

Adjusted EPS(5) - Q3 2020 For the Three Months Ended September 30, 2020 Adjustments Change in Fair Market Value As Income Tax of Equity As Reported Adjustments Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 230.2 $ — $ — $ 230.2 Depreciation and amortization (61.2) — — (61.2) Interest expense and amortization of debt discounts and fees (49.0) — — (49.0) Stock-based compensation (8.3) — — (8.3) Loss on disposal or impairment of assets (7.5) — — (7.5) Change in fair market value of equity securities 0.4 — (0.4) — Income from continuing operations before income tax expense 104.6 — (0.4) 104.2 Provision for income tax expense (26.9) 0.1 0.1 (26.7) Income from continuing operations attributable to Encompass Health $ 77.7 $ 0.1 $ (0.3) $ 77.5 Diluted earnings per share from continuing operations* $ 0.78 $ — $ — $ 0.78 Diluted shares used in calculation 99.9 Encompass Health * Adjusted EPS may not sum across due to rounding. 45 Refer to pages 49-50 for end notes.

Adjusted EPS[5] - Q3 2019

	For the Three Months Ended September 30, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Income Tax Adjustments	Transaction Costs	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	**$ 231.6**	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**	**$ 231.6**
Depreciation and amortization	(55.1)	—	—	—	—	—	(55.1)
Interest expense and amortization of debt discounts and fees	(40.3)	—	—	—	—	—	(40.3)
Stock-based compensation	(21.7)	12.0	—	—	—	—	(9.7)
Loss on disposal of assets	(0.9)	—	—	—	—	—	(0.9)
Transaction costs	(1.0)	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 27)	0.9	(0.9)	—	—	—	—	—
Gain on consolidation of Yuma[1]	19.2	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(0.8)	—	—	—	—	0.8	—
Income from continuing operations before income tax expense	131.9	11.1	—	1.0	(19.2)	0.8	125.6
Provision for income tax expense	(34.3)	(3.0)	(0.2)	(0.2)	5.2	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	**$ 97.6**	**$ 8.1**	**$ (0.2)**	**$ 0.8**	**$ (14.0)**	**$ 0.6**	**$ 92.9**
Diluted earnings per share from continuing operations*	**$ 0.98**	**$ 0.08**	**$ —**	**$ 0.01**	**$ (0.14)**	**$ 0.01**	**$ 0.93**
Diluted shares used in calculation	**99.4**						

* Adjusted EPS may not sum across due to rounding.
Refer to pages 49-50 for end notes.

Encompass Health

46

Adjusted EPS(5) - YTD 2020

	For the Nine Months Ended September 30, 2020						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Treasure Coast	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 620.4	$ —	$ —	$ —	$ —	$ —	$ 620.4
Depreciation and amortization	(180.7)	—	—	—	—	—	(180.7)
Government, class action and related settlements	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(138.0)	—	—	—	—	—	(138.0)
Stock-based compensation	(25.3)	—	—	—	—	—	(25.3)
Loss on disposal or impairment of assets	(10.6)	—	—	—	—	—	(10.6)
Change in fair market value of equity securities	0.3	—	—	(0.3)	—	—	—
Gain on consolidation of Treasure Coast(3)	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	264.0	2.8	—	(0.3)	(2.2)	1.5	265.8
Provision for income tax expense	(65.8)	(0.7)	(4.6)	0.1	0.6	(0.4)	(70.8)
Income from continuing operations attributable to Encompass Health	$ 198.2	$ 2.1	$ (4.6)	$ (0.2)	$ (1.6)	$ 1.1	$ 195.0
Diluted earnings per share from continuing operations*	$ 1.99	$ 0.02	$ (0.05)	$ —	$ (0.02)	$ 0.01	$ 1.96
Diluted shares used in calculation	99.7						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 49-50 for end notes.

47

Adjusted EPS(5) - YTD 2019

	For the Nine Months Ended September 30, 2019								
		Adjustments							
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)								
Adjusted EBITDA	$ 726.7	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 726.7
Depreciation and amortization	(160.3)	—	—	—	—	—	—	—	(160.3)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(115.2)	—	—	—	—	—	—	—	(115.2)
Stock-based compensation	(87.0)	53.0	—	—	—	—	—	—	(34.0)
Loss on disposal of assets	(3.3)	—	—	—	—	—	—	—	(3.3)
Transaction costs	(2.0)	—	—	—	2.0	—	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 27)	4.3	(4.3)	—	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—	—
Gain on consolidation of Yuma[1]	19.2	—	—	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	380.3	48.7	2.3	—	2.0	(1.2)	(19.2)	1.0	413.9
Provision for income tax expense	(88.6)	(13.2)	(0.6)	(12.6)	(0.5)	0.3	5.2	(0.2)	(110.2)
Income from continuing operations attributable to Encompass Health	$ 291.7	$ 35.5	$ 1.7	$ (12.6)	$ 1.5	$ (0.9)	$ (14.0)	$ 0.8	$ 303.7
Diluted earnings per share from continuing operations*	$ 2.94	$ 0.36	$ 0.02	$ (0.13)	$ 0.02	$ (0.01)	$ (0.14)	$ 0.01	$ 3.05
Diluted shares used in calculation	99.5								

Encompass Health

* Adjusted EPS may not sum across due to rounding.

Refer to pages 49-50 for end notes.

48

End notes (1) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (2) In June 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of approximately $102 million. The redemption was funded using cash on hand and funding under the Company’s revolving credit facility. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the second quarter of 2019. In November 2019, the Company redeemed $400 million of its 5.75% Senior Notes due 2024 at a price of 100.958%, which resulted in a total cash outlay of approximately $404 million. The redemption was funded using a portion of the proceeds from the Company’s September 2019 public offering of $1 billion of senior unsecured notes (see end note 10). As a result of the redemption, the Company recorded an approximate $5 million loss on early extinguishment of debt in the fourth quarter of 2019. (3) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020. (4) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle all claims related to the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for cash payments totaling $48 million. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (8) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of Sept. 30, 2020, the remaining repurchase authorization was approximately $199 million. Encompass Health * Reconciliations to GAAP provided on pages 40-48 49

End notes, continued (9) In October 2020, the Company issued $400 million of 4.625% Senior Notes due 2031. The proceeds plus approximately $300 million of cash on hand were used to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020. (10) In September 2019, the Company issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030. The proceeds were used to fund the purchase of the home health rollover shares and exercise of SARs in Q3 2019, fund a call of $400 million of 5.75% Senior Notes due 2024 in Q4 2019, and repay borrowings under the Company’s revolving credit facility. In May 2020, the Company re-opened these notes and issued an additional $300 million of 4.5% Senior Notes due 2028 and $300 million of 4.75% Senior Notes due 2030. The proceeds were used to repay borrowings under the Company’s revolving credit facility. (11) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (12) Represents discharges from 136 consolidated hospitals in Q3 and Q2 2020; 134 consolidated hospitals in Q1 2020; 133 consolidated hospitals in Q4 and Q3 2019; 130 consolidated hospitals in Q2 2019; and 129 consolidated hospitals in Q1 2019 (13) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (14) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (15) Represents home health admissions from 241 consolidated locations in Q3 2020; 244 consolidated locations in Q2 2020 and Q1 2020; 243 consolidated locations in Q4 2019; 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; and 219 consolidated locations in Q1 2019 (16) Represents hospice admissions from 83 locations in Q3 and Q2 2020, Q1 2020 and Q4 2019; 82 locations in Q3 2019; and 59 locations in Q2 and Q1 2019 (17) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. Encompass Health 50